UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2013

Parametric Sound Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-54020	27-2767540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13771 Danielson Street, Suite L
Poway, California 92064

(Address of Principal Executive Offices)

(Former name or former address, if changed since last report)

____________________

888-477-2150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Information.

On November 4, 2013, Parametric Sound Corporation (the “Company”) filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger with VTB Holdings, Inc. (“Turtle Beach”).

The Company has updated its investor presentation slides and is furnishing the updated presentation attached as Exhibit 99.1 to this report, which the Company may use from time to time in conversations with investors and analysts.

This material is not a substitute for the preliminary proxy statement that the Company filed with the SEC on November 4, 2013, the definitive version of the proxy statement which will be mailed to security holders in connection with the proposed merger. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Turtle Beach, the Company and the proposed merger. Investors and security holders can obtain these materials and other documents filed with the SEC free of charge at the SEC's website, www.sec.gov. Free copies of the proxy statement (when available) and other documents filed with the SEC also can be obtained by directing a request to Parametric, Attention: Investor Relations, telephone: (888) 477-2150.

The directors and executive officers of the Company and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of the Company’s directors and executive officers in the proposed merger is available in its preliminary proxy statement filed with the SEC on November 4, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Investor Presentation dated November 7, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 7, 2013

Parametric Sound Corporation

By: /s/ James A. Barnes

James A. Barnes

Chief Financial Officer, Treasurer and Secretary

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